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                                                            EXHIBIT NO. 99.10(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-68310 on Form N-1A of our report dated November 8, 2002 on the financial statements and financial highlights of Vertex International Fund and MFS Mid Cap Value Fund, each a series of MFS Series Trust XI, included in each Fund's 2002 Annual Report to Shareholders.



                                                        ERNST & YOUNG, LLP
                                                        ------------------
                                                        Ernst & Young, LLP


Boston, Massachusetts
January 23, 2003